                                                                       EXHIBIT 5

JAMES V. FAULKNER,    TENNECO PACKAGING INC.
JR.                   1900 WEST FIELD COURT
GENERAL COUNSEL       LAKE FOREST, IL 60045

                                                                  [LOGO TO COME]

                                NOVEMBER 4, 1999

Tenneco Packaging Inc.
1900 West Field Court
Lake Forest, IL 60045

  Re: Tenneco Packaging Inc. Thrift Plan for Hourly Employees and Tenneco
      Packaging Inc. Thrift Plan (collectively, the "Plans")

Ladies and Gentlemen:

     I have acted as General Counsel to Tenneco Packaging Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register shares of common stock, par value $.01 per share (including associated rights) (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plans.

     I am familiar with the Registration Statements and the Exhibits thereto. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as I have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted as originals. I have also assumed the conformity of originals of all documents submitted as copies, and that all components of the spin-off (as such term is defined in the Tenneco Packaging Inc. Exhibit No. 2 to the Form S-4 filed on October 4, 1999) are consummated as contemplated in such Distribution Agreement.

     Based upon and subject to the foregoing, I am of the opinion that the Shares that will be originally issued under the Plans have been duly authorized and, when issued pursuant to and in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     I hereby consent to the use of my name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                                  /s/ JAMES V. FAULKNER
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                                                     James V. Faulkner